LESSEE GUARANTEE

                           dated as of March 11, 1998

                                     made by

                                FRED MEYER, INC.
                               as Lessee Guarantor

                                   in favor of

                                FMS TRUST 1997-1,
                                    as Lessor

                             BANKERS TRUST COMPANY,
                             as Administrative Agent

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                       THE VARIOUS FINANCIAL INSTITUTIONS
              IDENTIFIED AS LENDERS IN THE PARTICIPATION AGREEMENT,
                                   as Lenders

                                       and

                       THE VARIOUS FINANCIAL INSTITUTIONS
             IDENTIFIED AS INVESTORS IN THE PARTICIPATION AGREEMENT
                                     HEREIN,
                                  as Investors

                                LESSEE Guarantee

     THIS GUARANTEE (this "Guarantee"), dated as of March 11, 1998, is made by FRED MEYER, INC., a Delaware corporation (the "Lessee Guarantor"), in favor of FMS TRUST 1997-1, as Lessor; BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent") under the Participation Agreement (as defined below); THE CHASE MANHATTAN BANK, as Syndication Agent (the "Syndication Agent"); each of the financial institutions as are or may from time to time become Lenders pursuant to the terms of the Participation Agreement (the "Lenders"); and each of the financial institutions as are or may from time to time become Investors pursuant to the terms of the Participation Agreement, as Investors (the "Investors") (each of the Lenders, the Lessor, the Investors, the Administrative Agent and the Syndication Agent being referred to herein collectively as the "Guaranteed Parties").

                              W I T N E S S E T H:

     WHEREAS, as a condition to the occurrence of the Initial Closing Date under the Participation Agreement dated as of the date hereof (together with all amendments, supplements, amendments and restatements and other modifications, if any, from time to time thereafter made thereto, the "Participation Agreement"), among the Lessee Guarantor and Construction Agent, the Lessor, the Owner Trustee, the Investors, the Administrative Agent, the Syndication Agent and the Lenders, the Lessee Guarantor is required to execute and deliver this Guarantee in favor of the Guaranteed Parties;

     WHEREAS, the Lessee Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Lessee Guarantor to execute this Guarantee inasmuch as the Lessee Guarantor will derive substantial benefits from the transactions contemplated by the Participation Agreement and the other Operative Agreements;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Guaranteed Parties to enter into the Participation Agreement, the Lessee Guarantor agrees, for the benefit of the Guaranteed Parties, as follows:

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                                                                LESSEE GUARANTEE

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used but not otherwise defined in this Guarantee have the respective meanings specified in Annex A to the Participation Agreement. The rules of usage set forth in Annex A to the Participation Agreement shall apply to this Guarantee.

     SECTION 1.2. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code as in affect in the State of New York are used in this Guarantee, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                              GUARANTEE PROVISIONS

     SECTION 2.1. Guarantee. The Lessee Guarantor, as primary obligor and not as surety, hereby absolutely, unconditionally and irrevocably guarantees to each of the Guaranteed Parties the following obligations (collectively, the "Guaranteed Obligations"):

          (a) the due, punctual and full payment by each Loan Party (other than the Lessee Guarantor), the Lessor and the Owner Trustee (for pur poses of this Guarantee, each an "Obligor" and collectively the "Obli gors"), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations and amounts to be paid by such Obligor (except to the extent such payment is to be made by the Trust Company in its individual capacity) pursuant to any Operative Agreement to which such Obligor is or is to be a party, whether for Inves-tor Contributions, Investor Yield, principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b));

          (b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of each Obligor (except to the extent such performance and/or compliance

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                                                                LESSEE GUARANTEE

     is to be made by the Trust Company in its individual capacity) contained in each Operative Agreement to which such Obligor is or is to be a party in accordance with the terms thereof.

     Notwithstanding the foregoing, the Lessee Guarantor shall not be obligated to make any payment hereunder in respect of principal of any Tranche B Loans or outstanding fundings of Investor Contribution unless at such time a Default or Event of Default has occurred and is continuing.

     The Lessee Guarantor further agrees that it shall indemnify and hold harmless each Guaranteed Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Guaranteed Party in enforcing any rights under this Guarantee after the occurrence of an Event of Default.

     This Guarantee constitutes a guarantee of payment when due and not of collection, and the Lessee Guarantor specifically agrees that it shall not be neces sary or required that any Guaranteed Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party (or any other Person) before or as a condition to the obligations of the Lessee Guarantor hereun der.

     SECTION 2.2. Guarantee Absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full and all obligations of the Lessee Guarantor hereunder shall have been paid in full. The Lessee Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of each Operative Agreement under which they arise, in each case regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party. The liability of the Lessee Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of any Operative Agreement;

          (b) the failure of any Guaranteed Party:

               (i) to assert any claim or demand or to enforce any right or remedy against the Lessee, the Owner Trustee or the Lessor or any other Person (including any other guarantor) under the provisions of any Operative Agreement or otherwise, or

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                                                                LESSEE GUARANTEE

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any of the Guaranteed Obligations;

          (d) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Lessee Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compro-mise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Operative Agreement;

          (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guarantee, held by any Guaranteed Party securing any of the Guaranteed Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

     SECTION 2.3. Reinstatement, etc. The Lessee Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party, upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, as though such payment had not been made.

     SECTION 2.4. Waiver, etc. The Lessee Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any other notice (other than those provided for in the Operative Agreements) with respect to any of the Guaranteed Obligations and this Guarantee, (ii) any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or

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                                                                LESSEE GUARANTEE

any other Person (including any other guarantor or entity or any collateral securing the Guaranteed Obligations).

     SECTION 2.5. Waiver of Subrogation. So long as any of the Guaranteed Obligations remain unpaid, the Lessee Guarantor hereby agrees that it will not claim and hereby irrevocably waives for such period any claim or other rights which it may now or hereafter acquire against any Loan Party that arise from the existence, payment, performance or enforcement of the Lessee Guarantor's obligations under this Guarantee or any other Operative Agreement, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in the claim or remedy of the Guaranteed Parties against any Lessee or any collateral which the Administrative Agent or the Lessor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from such Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights until all Guaranteed Obligations are satisfied. If any amount shall be paid to the Lessee Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full until all Guaranteed Obligations are satisfied, such amount shall be deemed to have been paid to the Lessee Guarantor for the benefit of, and held in trust for, the Guaranteed Parties, and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Lessee Guarantor acknowledges that it will receive benefits from the financing and other arrangements contem plated by the Operative Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

     SECTION 2.6. Consent to Jurisdiction; Waiver of Immunities. The Lessee Guarantor hereby acknowledges and agrees that:

          (a) It irrevocably submits to the jurisdiction of any federal court sitting in the Southern District of New York in any action or proceeding arising out of or relating to this Guarantee, and the Lessee Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Lessee Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Lessee Guarantor agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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                                                                LESSEE GUARANTEE

          (b) Nothing in this Section shall affect the right of any Guaranteed Party to serve legal process in any manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against the Lessee Guarantor or its property in the courts of any other jurisdictions.

     SECTION 2.7. Obligations Independent. The obligations of the Lessee Guarantor hereunder are independent of the obligations of any other guarantor or any other Loan Party, and a separate action or actions may be brought and prose cuted against the Lessee Guarantor whether or not action is brought against any other guarantor or any other Loan Party, and whether or not any other guarantor or any other Loan Party be joined in any such action or actions.

     SECTION 2.8. Bankruptcy. In the event of a rejection of the Lease or any Lease Supplement in a bankruptcy or insolvency proceeding of any Lessee (other than the Lessee Guarantor), the Lessee Guarantor agrees that it will pay forthwith all payments required to be made by such Lessee under the Lease and Lease Supplements as though such rejection had not occurred. Lessee Guarantor confirms that it is the intention of all of the Participants that neither the guarantee by the Lessee Guarantor pursuant to this Guarantee nor any liability or payment by it hereunder shall (i) render the Lessee Guarantor "insolvent," or
(ii) constitute a fraudulent transfer or conveyance, or (iii) constitute a transaction at an undervalue or preference, or (iv) give rise to any similar or analogous event, thing or circumstance, in each case, for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Guaranteed Parties and Lessee Guarantor hereby irrevocably agree that the Guaranteed Obligations of Lessee Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of Lessee Guarantor, result in the Guaranteed Obligations of Lessee Guarantor hereunder neither rendering the Lessee Guarantor "insolvent" nor constituting such fraudulent transfer or conveyance, such transaction at an undervalue or preference or such other event, thing or circumstance, in each case, under any such law.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Lessee Guarantor hereby affirms the representations and warranties set forth in Section 7.3 of the Participation Agreement, which representations and warranties are hereby incorporated by reference.

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                                                                LESSEE GUARANTEE

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     SECTION 4.1. Operative Agreement. This Guarantee is an Operative Agreement executed pursuant to the Participation Agreement and shall (unless expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Participation Agreement, including, without limitation, Section 13 thereof.

     SECTION 4.2. Binding on Successors, Transferees and Assigns; Assignment of Guarantee. This Guarantee shall be binding upon the Lessee Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Guaranteed Party and their respective, permitted successors and assigns; provided, however, that the Lessee Guarantor may not assign any of its obligations hereunder without the prior written consent of each Participant.

     SECTION 4.3. Amendments, etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Lessee Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Owner Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 4.4. Addresses for Notices to the Lessee Guarantor. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 13.2 of the Participation Agreement.

     SECTION 4.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.2 and Section 2.4, no failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 4.6. Section Captions. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

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                                                                LESSEE GUARANTEE

     SECTION 4.7. Setoff. In addition to, and not in limitation of, any rights of any Guaranteed Party under applicable law, each Guaranteed Party shall, upon the occurrence of any Lease Event of Default or any Construction Agency Agree-ment Event of Default, have the right to appropriate and apply to the payment of the obligations of the Lessee Guarantor owing to it hereunder, to the extent then due, and the Lessee Guarantor hereby grants to each Guaranteed Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Lessee Guarantor then or thereafter maintained with such Guaranteed Party; provided, however, that any such appropriation and application shall be subject to the provisions of the Participation Agreement.

     SECTION 4.8. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     SECTION 4.9. Termination of Guarantee. The Lessee Guarantor's obligations under this Guarantee shall terminate on the date upon which all Guaranteed Obligations have been paid in full, and all other Obligations shall have been fully and finally discharged.

     SECTION 4.10. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

     SECTION 4.11. Waiver of Jury Trial. THE LESSEE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE. THE LESSEE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND THE LESSOR ENTERING INTO THE PARTICsIPATION AGREEMENT.


                      [THE REMAINDER OF THIS PAGE HAS BEEN
                            INTENTIONALLY LEFT BLANK]

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                                                                LESSEE GUARANTEE


     IN WITNESS WHEREOF, the Lessee Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       FRED MEYER, INC.,
                                       as Lessee Guarantor


                                       By JAMES C. AALBERG
                                          --------------------------------------
                                          Name: James C. Aalberg
                                          Title: Vice President, Treasurer

                                       S-1